THIRD AMENDMENT

                           TO SALE-PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO SALE-PURCHASE AGREEMENT (this "Agreement") dated as of June 3, 2003 between WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company having an office c/o Wellsford Real Properties, Inc., 535 Madison Avenue, 26th Floor, New York, New York 10022 ("Seller"), and 955 PERIMETER ROAD REALTY, LLC, a New Hampshire limited liability company having an office at Nine Red Roof Lane, Salem, New Hampshire 03079 ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller and Purchaser entered into a Sale-Purchase Agreement dated as of March 14, 2003 (the "Purchase Agreement") with respect to premises known as 15, 19 and 23 Keewaydin Drive, Salem, New Hampshire and more particularly described therein;

     WHEREAS, Seller and Purchaser modified the Purchase Agreement by First Amendment to Sale-Purchase Agreement dated as of April 23, 2003;

     WHEREAS, Seller and Purchaser further modified the Purchase Agreement by Second Amendment to Sale Purchase Agreement dated as of May 28, 2003; and

     Seller and Purchaser wish further to modify the Purchase Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

     2. Waiver of Due Diligence Contingency. Purchaser hereby waives the due diligence contingency afforded to Purchaser by Section 4.1 of the Purchase Agreement and agrees to proceed to Closing in accordance with the provisions of the Purchase Agreement, as modified hereby. Simultaneously with the execution and delivery hereof, Purchaser shall pay the Additional Deposit into escrow with Escrowee in accordance with the provisions of Section 3.1(b) of the Purchase Agreement.

     3. Indoor Air Quality. The New Hampshire Department of Environmental Services (the "DES"), by letter to Seller's principal, William Darrow, dated May 5, 2003 (the "DES Letter"), has recommended that Seller perform certain tests with respect to indoor air quality at the Premises, namely (i) quarterly sampling to provide representative concentrations of indoor air quality in Buildings 1 and 2 at the Premises and (ii) one additional round of air samples in Buildings 3 and 4 at the Premises. Subsequent to Closing, Seller shall, at Seller's expense, cause its environmental consultant, ENSR International ("Consultant"), to perform the forgoing samples (to the extent the same have not been performed prior to Closing) and to furnish the DES with the reports contemplated by the DES Letter. If the DES, in response to the reports submitted by Consultant, finds that no further air quality sampling or remediation is required, Seller shall have no further obligation under this Section 3 or otherwise with respect to the air quality at the Premises. If the DES, in response to such reports, recommends additional sampling or active remediation of indoor air quality at the Premises, Seller shall, at Seller's expense, cause Consultant to perform such sampling or remediation. Seller shall also cause Consultant to submit to the DES such additional reports as the DES shall require in connection therewith. If the DES, in response to such reports, finds that further sampling or remediation is required, Seller shall, at Seller's expense, cause Consultant to perform the same until such time as the DES, in response to reports submitted by Consultant, finds that no further sampling or air quality remediation is required. Notwithstanding the foregoing provisions of this
Section 3, Seller shall have no obligation to perform (i) air quality sampling for periods subsequent to the date which is one year after the Closing Date (the "Outside Date") or (ii) air quality remediation, unless the DES recommends or requires the same on or before the Outside Date (it being understood that if the DES, on or before the Outside Date, reserves the right to recommend or require remediation at a later date, Seller shall have no obligation in respect of the same unless the DES affirmatively recommends or requires remediation on or before the Outside Date).

     4. Ground Water Quality.

     (a) The DES, in the DES Letter, has recommended that Seller perform certain investigations with respect to the quality of the ground water at the Premises, including, without limitation, the installation of monitoring wells and the performance of site reconnaissance. Subsequent to Closing, Seller shall cause Consultant to perform such investigations (to the extent the same have not been performed prior to Closing) and to submit to the DES the reports, contour plans and other documentation contemplated by the DES Letter. If the DES, in response to such reports, finds that no further site investigation or remediation is required, Seller shall have no further obligation to Purchaser under this
Section 4 or otherwise with respect to ground water quality at the Premises. If the DES, in response to such reports, recommends additional site investigation or remediation, Seller shall, at Seller's expense, cause Consultant to perform such investigation or remediation. Seller shall also cause Consultant to submit to the DES such additional reports as the DES shall require in connection therewith. If the DES, in response to such reports, finds that further site investigation or remediation is required, Seller shall, at Seller's expense, cause Consultant to perform the same until such time as the DES, in response to reports submitted by Consultant, finds that no further site investigation or remediation is required. Seller acknowledges that its obligations under this
Section 4 shall extend to all ground water quality investigation and/or remediation recommended or required by the DES with respect to the Premises, without regard to whether the same expands the scope of the investigations thus far conducted by Seller. Notwithstanding the foregoing provisions of this
Section 4(a), Seller shall have no obligation to perform (i) ground water quality investigation for periods subsequent to the Outside Date or (ii) ground water remediation, unless the DES recommends or requires remediation on or before the Outside Date (it being understood that if the DES, on or before the Outside Date, reserves the right to recommend or require remediation at a later date, Seller shall have no obligation in respect of the same unless the DES affirmatively recommends or requires remediation on or before the Outside Date).

     (b) Seller has advised Purchaser that Consultant has recently obtained the results of the spring sampling conducted pursuant to the Ground Water Monitoring Permit. Prior to Closing, Seller shall cause Consultant to submit a report to the DES setting forth the results of the sampling. If the DES finds that the results of the spring sample warrant further investigation or remediation (such finding, the "Initial Recommendation"), Seller shall, at Seller's expense, cause Consultant to comply with the Initial Recommendation. Seller shall also cause Consultant to submit to the DES such additional reports as the DES shall require in connection therewith. If the DES, in response to such reports, finds that the matter precipitating the Initial Recommendation has not been sufficiently investigated or remediated, Seller shall, at Seller's expense, cause Consultant to perform additional investigation or remediation until such time as the DES, in response to reports submitted by Consultant, finds that the matter precipitating the Initial Recommendation has been sufficiently remediated or investigated. Notwithstanding the foregoing provisions of this Section 4(b), Seller shall have no obligation to perform (i) ground water investigation under this Section 4(b) at any time subsequent to the Outside Date or (ii) ground water remediation under this Section 4(b), unless the DES recommends or requires remediation on or before the Outside Date (it being understood that if the DES, on or before the Outside Date, reserves the right to recommend or require remediation at a later date, Seller shall have no obligation in respect of the same unless the DES affirmatively recommends or requires remediation on or before the Outside Date).

     (c) Notwithstanding the foregoing provisions of this Section 4, Seller shall have no responsibility for (i) periodic sampling under the Ground Water Monitoring Permit for periods subsequent to Closing or (ii) any further investigation or remediation recommended or required by the DES in response to such sampling.

     5. Reports. Promptly following the submission or receipt thereof, Seller shall furnish Purchaser with (i) a copy of any report or contour plan submitted to the DES in accordance with the provisions of this Agreement and (ii) a copy of any correspondence received from the DES in response to any such report or otherwise with respect to the air quality and ground water quality at the Premises.

     6. Escrow.

     (a) As security for Seller's obligations under Sections 3 and 4 above, Seller shall deposit into escrow with Escrowee at Closing an amount equal to $250,000 (the "Escrow"). Seller may, from time to time, request reimbursement from the Escrow of amounts incurred pursuant to the provisions of Sections 3 and 4 above. Each such request shall be in writing and shall be accompanied by (i) a statement, duly executed by Seller, certifying to Escrowee and Purchaser that the amount requested has been incurred pursuant to the provisions of this Agreement and (ii) a copy of an invoice by Consultant for the work in question. Simultaneously with the delivery of any such request to Escrowee, Seller shall furnish a copy thereof to Purchaser. Within ten (10) days of its receipt of any such request, accompanied by the materials specified above, Escrowee shall release the requested amount to Seller.

     (b) Upon Seller's payment and performance of all of its obligations under Sections 3 and 4 above, Seller may furnish Escrowee with notice (the "Escrow Release Notice") of its entitlement to the release of the Escrow or so much thereof as remains in escrow (the

"Escrow Balance"). Escrowee, promptly following its receipt thereof, shall furnish Purchaser with a copy of the Escrow Release Notice. Purchaser may, within ten (10) days of its receipt of the Escrow Release Notice, object to the release of the Escrow Balance upon notice to Escrowee. If Purchaser fails to object to such release in the time and in the manner hereinbefore prescribed, Purchaser hereby authorizes Escrowee to release the Escrow Balance to Seller. If Purchaser objects to such release in the time and in the manner hereinbefore prescribed, the provisions of Section 7(c) shall apply.

     (c) Notwithstanding any contrary provision contained in this Agreement, Seller shall not be responsible for the expenditure of in excess of an amount equal to the Escrow (or the Escrow Balance, as the case may be) in the payment and performance of its obligations under this Agreement. Upon the disbursement of the entire amount of the Escrow, Seller shall have no further obligations under this Agreement or otherwise with respect to the environmental condition of the Premises. Upon a default by Seller in the payment or performance of its obligations hereunder, which default occurs prior to the disbursement of the entire amount of the Escrow, Purchaser's sole remedy shall be a claim for damages on account thereof, not to exceed the Escrow Balance. Purchaser's sole recourse for the recovery of such damages shall be the Escrow Balance, it being understood that Seller shall have no personal liability therefor.

     7. Additional Provisions re: Escrowee.

     (a) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser hereby jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrowee.

     (b) Escrowee shall cause the Escrow to be maintained and invested in an interest-bearing money market account or accounts with Citibank, N.A. Interest on the same shall be the property of Seller and shall be paid to Seller by Escrowee quarterly. Seller shall be responsible for any income taxes payable thereon. Escrowee shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts.

     (c) In the event of any dispute regarding the Escrow, Escrowee shall continue to hold the Escrow Balance in escrow until such time as Escrowee is in receipt of joint written instructions from Seller and Purchaser, or a final, non-appealable judgment of a court of competent jurisdiction, as to the disposition of the Escrow Balance. Alternatively, Escrowee may at any time deposit the Escrow Balance with the clerk of any state or federal court sitting in the State of New Hampshire. Escrowee shall give notice of such deposit to Seller and Purchaser.

Upon such deposit, Escrowee shall be relieved and discharged of all further obligations and responsibilities with respect to the Escrow and otherwise under this Agreement.

     (d) Upon any delivery of the amount remaining in escrow as provided in this Agreement, Escrowee shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Escrow or under this Agreement. Escrowee shall not be bound by any modification to this Agreement unless Escrowee shall have agreed to such modification in writing.

     (e) Escrowee shall be entitled to rely or act upon any notice, instrument or document believed by Escrowee to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document. (f) Escrowee shall be entitled to retain attorneys of its choice, including itself, in connection with this escrow and Escrowee may continue to represent Seller in connection with this Agreement or any dispute which may arise hereunder or otherwise.

     (g) Purchaser acknowledges that Escrowee is acting as attorneys for Seller and may continue to represent Seller in connection with the Escrow and the other transactions contemplated by this Agreement and/or the Purchase Agreement.

     (h) Escrowee has executed this Agreement on the signature page hereof solely for the purpose of acknowledging its agreement to the provisions of Sections 6 and 7 hereof.

     8. Purchaser's Cooperation. Purchaser shall cooperate with Seller and Consultant at all times during the performance of the investigation and remediation contemplated by this Agreement. Such cooperation shall include, without limitation, (i) affording Consultant access to the Premises during business hours (or during hours other than business hours, if such remediation or investigation is more appropriately conducted during such hours) upon reasonable prior notice to Purchaser for the purpose of performing any such investigation or remediation and (ii) causing tenants under leases demising space at the Premises to afford Purchaser access to the Premises during business hours (or during hours other than business hours, if such remediation or investigation is more appropriately conducted during such hours) upon reasonable prior notice to Purchaser for the purpose of performing any such investigation or remediation, provided that Seller in performing the same shall not materially interfere with the conduct of any tenant's business at the Premises.

     9. Reaffirmation of Purchase Agreement. The Purchase Agreement, as modified by this Agreement, remains in force and effect and is hereby ratified by Seller and Purchaser in all respects.

     10. Counterparts; Facsimile Execution. This Agreement may be executed and delivered in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same original. This Agreement may be executed and delivered by facsimile.

     IN WITNESS WHEREOF, Seller and Purchaser have entered into this Agreement as of the date and year first above written.

                                    SELLER:

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By: Wellsford Capital, its Manager


                                        By: /s/ William H. Darrow
                                            -----------------------------
                                            William H. Darrow
                                            Vice President


                                    PURCHASER:

                                    955 PERIMETER ROAD REALTY, LLC


                                    By: Eric C. Brooks
                                        ---------------------------------
                                        Name:  Eric C. Brooks
                                        Title: Manager

Agreed as to Sections 6 and 7:

BRYAN CAVE LLP


By: /s/ Sandor Green
    --------------------------
    Name: Sandor Green
    Partner